Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-269296

Pricing Supplement No. 9,498 dated March 29, 2023 (To WFS Product Supplement No. 3 dated February 24, 2023, Prospectus Supplement dated February 13, 2023 and Prospectus dated February 13, 2023)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity ETF Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

∎   Linked to the lowest performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund (each referred to as an “underlier”)

∎ The return on your securities is linked to the performances of Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund and not to that of the Technology Select Sector Index, Energy Select Sector Index or Consumer Discretionary Select Sector Index (each, a “fund underlying index”) on which the respective underliers are based. The performance of any underlier may significantly diverge from that of its fund underlying index.

∎   Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below.  Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the fund closing price of the lowest performing underlier on the relevant calculation day.  The lowest performing underlier on any calculation day is the underlier that has the lowest fund closing price on that calculation day as a percentage of its starting price

∎   Contingent Coupon.  The securities will pay a contingent coupon on a monthly basis until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the lowest performing underlier on the calculation day for that month is greater than or equal to its coupon threshold price.  However, if the fund closing price of the lowest performing underlier on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon for the relevant month. If the fund closing price of the lowest performing underlier is less than its coupon threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold price for each underlier is equal to 70% of its starting price. The contingent coupon for each $1,000 face amount of your securities is equal to $10.417 (equivalent to a contingent coupon rate of approximately 12.50% per annum)

∎   Automatic Call.  If the fund closing price of the lowest performing underlier on any of the monthly calculation days from September 2023 to February 2026, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment

∎   Potential Loss of Principal.  If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the fund closing price of the lowest performing underlier on the final calculation day is greater than or equal to its downside threshold price.  If the fund closing price of the lowest performing underlier on the final calculation day is less than its downside threshold price, you will lose more than 35%, and possibly all, of the face amount of your securities. The downside threshold price for each underlier is equal to 65% of its starting price

∎   If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing underlier from its starting price if its fund closing price on the final calculation day is less than its downside threshold price, but you will not participate in any appreciation of any underlier and will not receive any dividends on securities included in any underlier

∎   Your return on the securities will depend solely on the performance of the underlier that is the lowest performing underlier on each calculation day.  You will not benefit in any way from the performance of the better performing underliers.  Therefore, you will be adversely affected if any underlier performs poorly, even if the other underliers perform favorably

∎   All payments on the securities are subject to credit risk, and you will have no ability to pursue any underlier or any securities included in any underlier for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

∎   No exchange listing; designed to be held to maturity

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $955 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your securities, if it makes a market in the securities, see page PS-10.

The securities have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-10.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Security	$1,000.00	$23.25	$976.75
Total	$1,409,000	$32,759.25	$1,376,240.75
(1)	See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-50.
(2)

In addition to the 2.325%, GS&Co. will pay to selected securities dealers a fee of up to 0.35% of the face amount in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Terms of the Securities

Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measures:

The Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund (each referred to as an “underlier,” and collectively as the “underliers”).

Fund Underlying Indices:

With respect to the Technology Select Sector SPDR® Fund, the Technology Select Sector Index; with respect to the Energy Select Sector SPDR® Fund, the Energy Select Sector Index; and with respect to the Consumer Discretionary Select Sector SPDR® Fund, the Consumer Discretionary Select Sector Index (each referred to as a “fund underlying index,” and collectively as the “fund underlying indices”).

Pricing Date:	March 29, 2023.
Original Issue Date:	April 3, 2023.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Principal Amount:

Subject to redemption by the company as provided under “— Automatic Call” below, on the stated maturity date, in addition to the final contingent coupon payment, if any, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the maturity payment amount.

Contingent Coupon Payment:

Subject to the automatic call, on each contingent coupon payment date, for each $1,000 of the outstanding face amount, you will receive a contingent coupon payment equal to $10.417 (equivalent to a contingent coupon rate of approximately 12.50% per annum) if, and only if, the fund closing price of the lowest performing underlier on the related calculation day is greater than or equal to its coupon threshold price.

The contingent coupon payment (if any) on any contingent coupon payment date will be paid to the person in whose name this security is registered as of the close of business on the regular record date for such contingent coupon payment date. If the contingent coupon payment is due at maturity but on a day that is not a contingent coupon payment date, the contingent coupon payment will be paid to the person entitled to receive the principal of this security.

If the fund closing price of the lowest performing underlier on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the fund closing price of the lowest performing underlier is less than its coupon threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:

Monthly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Automatic Call:

If the fund closing price of the lowest performing underlier on any of the calculation days from September 2023 to February 2026, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the September 2023 calculation day.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date.  You will not receive any notice from us if the securities are automatically called.

Calculation Days:

Monthly, on the 24th day of each month, commencing April 2023 and ending February 2026, and the final calculation day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to March 24, 2026 as the “final calculation day.”

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Stated Maturity Date:	March 27, 2026, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•    if the ending price of the lowest performing underlier on the final calculation day is greater than or equal to its downside threshold price: $1,000; or

•    if the ending price of the lowest performing underlier on the final calculation day is less than its downside threshold price:

$1,000 × performance factor of the lowest performing underlier on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing underlier on the final calculation day is less than its downside threshold price, you will lose more than 35%, and possibly all, of the face amount of your securities at stated maturity.

Any positive return on the securities will be limited to the sum of your contingent coupon payments, if any.  You will not participate in any appreciation of any underlier, but you will have full downside exposure to the lowest performing underlier on the final calculation day if the ending price of that underlier is less than its downside threshold price.

Lowest Performing Underlier:	For any calculation day, the “lowest performing underlier” will be the underlier with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an underlier on any calculation day, its fund closing price on such calculation day divided by its starting price (expressed as a percentage).
Fund Closing Price:

With respect to each underlier, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund —Certain Definitions” in the accompanying product supplement.

Starting Price:

With respect to the Technology Select Sector SPDR® Fund: $147.17, its fund closing price on the pricing date.

With respect to the Energy Select Sector SPDR® Fund: $81.90, its fund closing price on the pricing date.

With respect to the Consumer Discretionary Select Sector SPDR® Fund: $144.39, its fund closing price on the pricing date.

Ending Price:	The “ending price” of an underlier will be its fund closing price on the final calculation day.
Coupon Threshold Price:	With respect to an underlier, 70% of its starting price.
Downside Threshold Price:	With respect to an underlier, 65% of its starting price.

____________________

.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Market Disruption Events and Postponement Provisions:

Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Regular Record Dates:	The scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)
Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close. A day is a scheduled business day if, as of the pricing date, such day is scheduled to be a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate and Overdue Coupon Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40057RA99

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with WFS product supplement no. 3 dated February 24, 2023, the prospectus supplement dated February 13, 2023 and the prospectus dated February 13, 2023 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	WFS Product Supplement No. 3 dated February 24, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000156459023002399/gs-424b2.htm

•	Prospectus Supplement dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036241/d407224d424b2.htm

•	Prospectus dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036147/d457531d424b2.htm

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $955 per $1,000 face amount, which is less than the original offering price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $40 per $1,000 face amount).

Prior to June 29, 2023, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through June 28, 2023). On and after June 29, 2023, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

◾

seek an investment with contingent coupon payments of $10.417 per security (equivalent to a contingent coupon rate of approximately 12.50% per annum) until the earlier of stated maturity or automatic call, if, and only if, the fund closing price of the lowest performing underlier on the applicable calculation day is greater than or equal to its coupon threshold price;

◾

understand that if the ending price of the lowest performing underlier on the final calculation day is less than its downside threshold price, they will be fully exposed to the decline in the lowest performing underlier from its starting price and could lose all or a substantial portion of their investment in the securities;

◾	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;
◾	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be reduced;
◾

understand that the return on the securities will depend solely on the performance of the underlier that is the lowest performing underlier on each calculation day and that they will not benefit in any way from the performance of the better performing underliers;

◾	understand that the securities are riskier than alternative investments linked to only one of the underliers or linked to a basket composed of each underlier;
◾	understand and are willing to accept the full downside risks of each underlier;
◾	are willing to forgo participation in any appreciation of any underlier and dividends on the shares of the underliers and securities included in the underliers; and
◾	are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

◾	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
◾	require full payment of the face amount of the securities at stated maturity;
◾	seek a security with a fixed term;
◾	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;
◾	are unwilling to accept the risk that the fund closing price of the lowest performing underlier on the final calculation day may be less than its downside threshold price;
◾	seek certainty of current income over the term of the securities;
◾	seek exposure to the upside performance of any or each underlier;
◾

seek exposure to a basket composed of each underlier or a similar investment in which the overall return is based on a blend of the performances of the underliers, rather than solely on the lowest performing underlier;

◾	are unwilling to accept the risk of exposure to the underliers;
◾	are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc.; or
◾	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underliers, please see the sections titled “The Technology Select Sector SPDR® Fund,” “The Energy Select Sector SPDR® Fund” and “The Consumer Discretionary Select Sector SPDR® Fund” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Determining Payment On a Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the fund closing price of the lowest performing underlier on the related calculation day.

Step 1: Determine which underlier is the lowest performing underlier on the relevant calculation day. The lowest performing underlier on any calculation day is the underlier with the lowest performance factor on that calculation day.  The performance factor of an underlier on a calculation day is its fund closing price on that calculation day as a percentage of its starting price (i.e., its fund closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the fund closing price of the lowest performing underlier on the relevant calculation day, as follows:

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day. The lowest performing underlier on the final calculation day is the underlier with the lowest performance factor on the final calculation day.  The performance factor of an underlier on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing underlier, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing underlier on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing underlier on the final calculation day and whether you hold your securities to stated maturity.  The performance of the better performing underliers is not relevant to your return on the securities.

Security Return at Maturity
100%
50%
0%
-50%
-100%
Hypothetical Security Return
Hypothetical return of lowest performing underlier
35% contingent downside protection
-100%
-50%
-35%
0%
50%
100%
Return of Lowest Performing Underlier at Maturity

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Selected Risk Considerations

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Risk Factors” in the accompanying WFS product supplement no. 3. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying WFS product supplement no. 3. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlier stocks, i.e., with respect to an underlier to which your securities are linked, the stocks comprising such underlier. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Securities.

The original offering price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the securities. See “Risk Factors — Your Securities May Not Have an Active Trading Market” in the accompanying product supplement.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the contingent coupons (if any) and return on the securities will be based on the performance of each underlier, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

You May Lose Your Entire Investment in the Securities.

You can lose your entire investment in the securities. Assuming your securities are not automatically called, the maturity payment amount on your securities, if any, on the stated maturity date will be based on the performance of the lowest performing of the underliers as measured from their starting prices to their fund closing prices on the final calculation day. If the ending price of any underlier is less than its downside threshold price, you will have full downside exposure to the decrease in the price of the lowest performing underlier from its starting price, and you will lose 1% of the face amount of your securities for every 1% that the ending price of the lowest performing underlier on the final valuation date is less than its starting price. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to a call settlement date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

You May Not Receive a Contingent Coupon on Any Contingent Coupon Payment Date.

If the fund closing price of any underlier on the related calculation day is less than its coupon threshold price, you will not receive a coupon payment on the applicable contingent coupon payment date. If this occurs on every calculation day, the overall return you earn on your securities will be zero or less and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

You will only receive a contingent coupon on a contingent coupon payment date if the fund closing price of each underlier on the related calculation day is greater than or equal to its coupon threshold price. You should be aware that, with respect to any prior calculation days that did not result in the payment of a contingent coupon, you will not be compensated for any opportunity cost implied by inflation and other factors relating to the time value of money. Further, there is no guarantee that you will receive any contingent coupon payment with respect to the securities at any time and you may lose your entire investment in the securities.

Because the Securities Are Linked to the Performance of the Lowest Performing Underlier, You Have a Greater Risk of Receiving No Contingent Coupons and Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlier.

The risk that you will not receive any contingent coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With multiple underliers, it is more likely that at least one underlier will close below its coupon threshold price on any calculation day, or below its downside threshold price on the final calculation day, than if the securities were linked to only one underlier. Therefore, it is more likely that you will not receive any contingent coupons and that you will suffer a significant loss on your investment.

Movements in the values of the underliers may be correlated or uncorrelated at different times during the term of the securities and, if there is correlation, such correlation may be positive (the underliers move in the same direction) or negative (the underliers move in reverse directions). You should not take the historical correlation (or lack thereof) of the underliers as an indication of the future correlation, if any, of the underliers. Such correlation could have an adverse effect on your return on the securities. For example, if the underliers are negatively correlated on a calculation day or the final calculation day, as applicable, and the price of one underlier increases, it is likely that the other underlier will decrease and such decrease could cause one or both of the underliers to close below its coupon threshold on a calculation day or below its downside threshold price on the final calculation day. In addition, although the correlation of the underliers’ performance may change over the term of the securities, the contingent coupon is determined, in part, based on the correlation of the underliers' performance at the time when the terms of the securities are finalized. As discussed below in “A Higher Contingent Coupon, a Lower Coupon Threshold Price and/or a Lower Downside Threshold Price May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underliers and, Potentially, a Significant Loss at Maturity”, higher contingent coupons indicate a greater potential for missed contingent coupons and for a loss on your investment at maturity, which are risks generally associated with underliers that have lower correlation. In addition, other factors and inputs other than correlation may impact how the terms of the securities are set and the performance of the securities.

A Higher Contingent Coupon, a Lower Coupon Threshold Price and/or a Lower Downside Threshold Price May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underliers and, Potentially, a Significant Loss at Maturity.

The economic terms for the securities, including the contingent coupon, the coupon threshold price and the downside threshold price, are based, in part, on the expected volatility of each underlier at the time the terms of the securities are set. “Volatility” refers to the frequency and magnitude of changes in the prices of the underliers.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Higher expected volatility with respect to each underlier as of the pricing date generally indicates a greater expectation as of that date that (i) the ending price of the lowest performing underlier on the final calculation day could ultimately be less than its downside threshold price on the final calculation day, which would result in a loss of a significant portion or all of your investment in the securities, or (ii) the fund closing price of the underlier on any calculation day will be less than its coupon threshold price, which would result in the nonpayment of the contingent coupon. At the time the terms of the securities are set, higher expected volatility will generally be reflected in a higher contingent coupon, a lower coupon threshold price and/or a lower downside threshold price, as compared to otherwise comparable securities issued by the same issuer with the same maturity (taking into account any ability of the issuer to redeem the securities prior to maturity) but with one or more different underliers. However, there is no guarantee that the higher contingent coupon, lower coupon threshold price or lower downside threshold price set for your securities on the pricing date will adequately compensate you, from a risk-potential reward perspective, for the greater risk of receiving no contingent coupon on any contingent coupon payment date or of losing some or all of your investment in the securities.

A relatively higher contingent coupon (as compared to otherwise comparable securities), which would increase the positive return if the fund closing price of each underlier is greater than or equal to its coupon threshold price on a calculation day, or a relatively lower coupon threshold price, which would increase the amount that an underlier could decrease on a calculation day before the securities become ineligible for a particular coupon payment, may generally indicate an increased risk that the price of each underlier will decrease substantially, which would result in the nonpayment of the contingent coupon on some or all of the contingent coupon payment dates.

Similarly, a relatively lower downside threshold price (as compared to otherwise comparable securities), which would increase the buffer against the loss of principal, may generally indicate an increased risk that the price of each underlier will decrease substantially.  This would result in a significant loss at maturity if the ending price of at least one underlier is less than its downside threshold price.  Further, a relatively lower downside threshold price may not indicate that the securities have a greater likelihood of a return of principal at maturity based on the performance of each underlier.

You should not take the historical volatility of any underlier as an indication of its future volatility. You should be willing to accept the downside market risk of each underlier and the potential to not receive some contingent coupons and to lose a significant portion or all of your investment in the securities.

The Maturity Payment Amount Will Be Based Solely on the Lowest Performing Underlier.

If the securities are not automatically called, the maturity payment amount will be based on the lowest performing underlier without regard to the performances of the other underliers. As a result, you could lose all or some of your initial investment if the ending price of the lowest performing underlier on the final calculation day is less than its downside threshold price, even if there is an increase in the prices of the other underliers. This could be the case even if the other underliers increased by an amount greater than the decrease in the lowest performing underlier.

Your Securities Are Subject to Automatic Redemption.

We will automatically call and redeem all, but not part, of your securities on a call settlement date if, as measured on any calculation day, the fund closing price of each underlier is greater than or equal to its starting price. Therefore, the term for your securities may be reduced. You will not receive any additional contingent coupon payments after the securities are automatically called and you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Return on Your Securities May Change Significantly Despite Only a Small Change in the Price of the Lowest Performing Underlier.

If your securities are not automatically called and the ending price of the lowest performing underlier on the final calculation day is less than its downside threshold price, you will receive less than the face amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a decrease in the ending price of the lowest performing underlier on the final calculation day to its downside threshold price will not result in a loss of principal on the securities, a decrease in the ending price of the lowest performing underlier on the final calculation day to less than its downside threshold price will result in a loss of a significant portion of the face amount of the securities despite only a small change in the price of the lowest performing underlier.

The Contingent Coupon Does Not Reflect the Actual Performance of the Underliers from the Pricing Date to Any Calculation Day or from Calculation Day to Calculation Day.

The contingent coupon for each contingent coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the fund closing prices of the underliers between the pricing date and any calculation day or between two calculation days. Accordingly, the contingent coupons, if any, on the securities may be less than the return you could earn on another instrument linked to the underliers that pays coupons based on the performance of the underliers from the pricing date to any calculation day or from calculation day to calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors.

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose and were able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

●	the prices of the underliers;
●	the volatility — i.e., the frequency and magnitude of changes — in the prices of the underliers;
●	the correlation among the underliers — i.e., the extent to which the prices of the underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes;
●	the dividend rates of the underlier stocks;
●	economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the prices of the underliers;
●	interest rates and yield rates in the market;
●	the time remaining until your securities mature; and
●

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities or less than you would have received had you held your securities to maturity.

You cannot predict the future prices of the underliers based on their historical fluctuations. The actual prices of the underliers over the life of the securities may bear little or no relation to the historical fund closing prices of the underliers or to the hypothetical examples shown elsewhere in this pricing supplement.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underliers or Any Underlier Stocks.

The return on your securities will not reflect the return you would realize if you actually owned shares of the underliers or underlier stocks and received the distributions paid on the shares of the underliers. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers or the shares of the underliers. See “—You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlier or Any Underlier Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers of Any Underlier or Any Underlier Stock.

Investing in your securities will not make you a holder of any shares of the underliers or any underlier stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underliers or the underlier stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underliers or the underlier stocks or any other rights of a holder of any shares of the underliers or the underlier stocks. Your securities will be paid in cash, as will any coupon payments, and you will have no right to receive delivery of any shares of the underliers or any underlier stocks.

Additional Risks Related to the Underliers

The Policies of the Underlier Investment Advisor of the Underliers, SSGA Funds Management, Inc., and the Sponsor of the Fund Underlying Indices, S&P, Could Affect the Amount Payable on Your Securities and Their Market Value

The underlier investment advisor of the underliers, SSGA Funds Management, Inc., may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the underlier investment advisor concerning the calculation of the net asset value of the underliers, additions, deletions or substitutions of securities in the underliers and the manner in which changes affecting the fund underlying index for an underlier is reflected in that underlier that could affect the market price of the shares of that underlier, and therefore, the amount payable on your securities on the stated maturity date. The amount payable on your securities and their market value could also be affected if the underlier investment advisor of the underliers changes these policies, for example, by changing the manner in which it calculates the net asset value of an underlier, or if the underlier investment advisor discontinues or suspends calculation or publication of the net asset value of an underlier, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent - which initially will be GS&Co. - may determine the fund closing price of an underlier on a calculation day or the final calculation day - and thus the amount payable on any contingent coupon payment date or stated maturity date, if any - in a manner it considers appropriate, in its sole discretion.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

In addition, S&P Dow Jones Indices LLC, the fund underlying index sponsor of the underlying indices, owns the fund underlying indices and is responsible for the design and maintenance of such underlying indices. The policies of S&P concerning the calculation of a fund underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in such fund underlying index, could affect the level of such fund underlying index and, consequently, could affect the market price of shares of related underlier and, therefore, the amount payable on your securities and their market value.

There is No Assurance That an Active Trading Market Will Continue for the Underliers or That There Will Be Liquidity in Any Such Trading Market; Further, the Underliers Are Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the underliers are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any underlier or that there will be liquidity in the trading market.

In addition, each underlier is subject to management risk, which is the risk that the underlier investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the underlier investment advisor may select up to 5% of an underlier’s assets to be invested in shares of equity securities that are not included in its fund underlying index. No underlier is actively managed and each underlier may be affected by a general decline in market segments relating to the respective fund underlying index. Each underlier investment advisor invests in securities included in, or representative of, an applicable fund underlying index regardless of their investment merits. The underlier investment advisor does not attempt to take defensive positions in declining markets. In addition, each underlier investment advisor may be permitted to engage in securities lending with respect to a portion of an underlier's total assets, which could subject such underlier to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the underliers are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, the underliers are subject to listing standards adopted by NYSE Arca. There can be no assurance that the underliers will continue to meet the applicable listing requirements, or that one or more of the underliers will not be delisted.

Each Underlier and Its Fund Underlying Index Are Different and the Performance of Each Underlier May Not Correlate With the Performance of Its Fund Underlying Index

Each of the underliers will generally invest in substantially all of the securities included in its fund underlying index. There may, however, be instances where each underlier may choose to overweight one or more securities in its fund underlying index, purchase securities not included in its fund underlying index or utilize various combinations of other available investment techniques in seeking to track its fund underlying index. Although each of the underliers seeks to track the performance of its fund underlying index as closely as possible, the return of such underlier may not match or achieve a high degree of correlation with the return of its fund underlying index due to, among other things, operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. In addition, corporate actions with respect to the securities included in its fund underlying index, such as mergers and spin-offs, may impact the variance between an underlier and its fund underlying index. For example, the underlier investment advisor anticipates that it may take several business days for additions and deletions to a fund underlying index to be reflected in the portfolio composition of the applicable underlier. Finally, as the shares of each of the underliers are traded on the NYSE Arca and are affected by market forces such as supply and demand, economic conditions and other factors, the trading prices of one share of an underlier generally differ from (and may deviate significantly during periods of market volatility from) the daily net asset value per share of such underlier. For these reasons, the performance of each of the underliers may not correlate with the performance of its fund underlying index. Consequently, the amount payable on your securities will not be the same as investing directly in each underlier or in each fund underlying index or in any of the respective underlier stocks or in any of the respective stocks comprising such fund underlying index, and will not be the same as investing in a debt security with an amount payable on your securities linked to the performance of each fund underlying index.

Additional Risks Related to the Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund is Concentrated in the Information Technology Sector and Does Not Provide Diversified Exposure.

The Technology Select Sector SPDR® Fund is not diversified. The Technology Select Sector SPDR® Fund’s assets are concentrated in the Information Technology sector, which means the Technology Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the Information Technology sector than an underlier that has more diversified holdings across a number of sectors. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the Technology Select Sector SPDR® Fund’s investments. The value of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the Information Technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

The Technology Select Sector SPDR® Fund May Be Disproportionately Affected By the Performance of a Small Number of Stocks.

Although the Technology Select Sector SPDR® Fund held 66 stocks as of March 29, 2023, approximately 46.55% of the Technology Select Sector SPDR® Fund was invested in just two stocks – Microsoft Corporation and Apple Inc. – and approximately 69.46% of the Technology Select Sector SPDR® Fund was invested in just ten stocks. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the Technology Select Sector SPDR® Fund even if none of the other stocks held by the Technology Select Sector SPDR® Fund are affected by such events. Because of the weighting of the holdings of the Technology Select Sector SPDR® Fund, the amount payable on your securities could be less than the amount you would have received if you had invested in a product linked to an underlier that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such underlier.

Limited Historical Information is Available Regarding the Technology Select Sector SPDR® Fund’s Performance Subsequent to Its Reconstitution in September 2018.

The Technology Select Sector SPDR® Fund tracks the performance of the Technology Select Sector Index, which was reconstituted on September 24, 2018. Prior to the reconstitution of its fund underlying index, the Technology Select Sector Index was designed to measure the performance of companies assigned to the Information Technology sector and the former Telecommunication Services sector. The reconstituted Technology Select Sector Index now measures the performance of the companies assigned to the Information Technology sector. Moreover, a number of companies from the Information Technology sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector and consequently removed from the Technology Select Sector Index and the Technology Select Sector SPDR® Fund. See “The Technology Select Sector SPDR® Fund” below.  As a result, the performance of the Technology Select Sector SPDR® Fund prior to its reconstitution in September 2018 might have been meaningfully different had it tracked the reconstituted Technology Select Sector Index at that time. As a result, limited historical underlier performance information will be available for you to consider in making an independent investigation of the Technology Select Sector SPDR® Fund performance, which may make it difficult for you to make an informed decision with respect to the securities.

Additional Risks Related to the Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund is Concentrated in the Energy Sector and Does Not Provide Diversified Exposure.

The Energy Select Sector SPDR® Fund is not diversified. The Energy Select Sector SPDR® Fund’s assets are concentrated in the energy sector, which means the underlier is more likely to be more adversely affected by any negative performance of the energy sector than an underlier that has more diversified holdings across a number of sectors. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. In addition, oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. Companies in the energy sector may also be at risk for environmental damage claims.

The Energy Select Sector SPDR® Fund May Be Disproportionately Affected By the Performance of a Small Number of Stocks.

Although the Energy Select Sector SPDR® Fund held 23 stocks as of March 29, 2023, 42.73% of the underlier was invested in just two stocks - Exxon Mobil Corporation and Chevron Corporation. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or both of these companies, such as an oil spill or other catastrophic event, may have the effect of significantly lowering the price of the Energy Select Sector SPDR® Fund even if none of the other stocks held by the Energy Select Sector SPDR® Fund are affected by such events. Because of the weighting of the holdings of the Energy Select Sector SPDR® Fund, the amount payable on your securities could be less than the amount you would have received if you had invested in a product linked to an underlier that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such underlier.

Additional Risks Related to the Consumer Discretionary Select Sector SPDR® Fund

The Consumer Discretionary Select Sector SPDR® Fund is Concentrated in the Consumer Discretionary Sector and Does Not Provide Diversified Exposure.

The Consumer Discretionary Select Sector SPDR® Fund is not diversified. The Consumer Discretionary Select Sector SPDR® Fund’s assets are concentrated in the consumer discretionary sector, which means the Consumer Discretionary Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the consumer discretionary sector than an underlier that has

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

more diversified holdings across a number of sectors. The success of consumer product manufacturers and retailers is tied closely to the performance of the overall domestic and global economy, interest rates, competition and consumer confidence. Success depends heavily on disposable household income and consumer spending. Also, companies in the consumer discretionary sector may be subject to severe competition, which may have an adverse impact on their respective profitability. Changes in demographics and consumer tastes can also affect the demand for, and success of, consumer products and services in the marketplace.

The Consumer Discretionary Select Sector SPDR® Fund May Be Disproportionately Affected By the Performance of a Small Number of Stocks.

Although the Consumer Discretionary Select Sector SPDR® Fund held 53 stocks as of March 29, 2023, approximately 49.12% of the Consumer Discretionary Select Sector SPDR® Fund was invested in just three stocks — Amazon.com, Inc., Tesla Inc. and The Home Depot Inc. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or both of these companies, may have the effect of significantly lowering the price of the Consumer Discretionary Select Sector SPDR® Fund even if none of the other stocks held by the underlier are affected by such events. Because of the weighting of the holdings of the Consumer Discretionary Select Sector SPDR® Fund, the amount payable on your securities could be less than the amount you would have received if you had invested in a product linked to an underlier that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such underlier.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities. This is discussed in more detail under “Employee Retirement Income Security Act” below.

The Tax Consequences of an Investment in Your Securities Are Uncertain.

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Considerations — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Considerations” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Your Securities May Be Subject to the Constructive Ownership Rules.

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities . If your securities  were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing underlier on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any).  The performance factor of the lowest performing underlier on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing underlier on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
65.00%	$1,000.00
64.99%	$649.90
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing underlier on the final calculation day. The performance of the better performing underliers is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date.  The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the September 2023 calculation day. The following examples reflect the contingent coupon of $10.417 (equivalent to a contingent coupon rate of approximately 12.50% per annum) and assume the hypothetical starting price, coupon threshold price and fund closing prices for each underlier indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or coupon threshold price. The hypothetical starting price of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual starting price for any underlier. The actual starting price and coupon threshold price for each underlier are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the underliers, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The fund closing price of the lowest performing underlier on the relevant calculation day is greater than or equal to its coupon threshold price and less than its starting price.  As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	Technology Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$90.00	$95.00	$80.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Performance factor (fund closing price on calculation day divided by starting price):	90.00%	95.00%	80.00%

Step 1: Determine which underlier is the lowest performing underlier on the relevant calculation day.

In this example, the Consumer Discretionary Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing underlier on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing underlier on the relevant calculation day is greater than or equal to its coupon threshold price, but less than its starting price, you would receive a contingent coupon payment of $10.417 per security on the applicable contingent coupon payment date and the securities would not be automatically called.

Example 2. The fund closing price of the lowest performing underlier on the relevant calculation day is less than its coupon threshold price.  As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	Technology Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$55.00	$125.00	$105.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Performance factor (fund closing price on calculation day divided by starting price):	55.00%	125.00%	105.00%

Step 1: Determine which underlier is the lowest performing underlier on the relevant calculation day.

In this example, the Technology Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing underlier on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Since the hypothetical fund closing price of the lowest performing underlier on the relevant calculation day is less than its coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date.  In addition, the securities would not be automatically called, even though the fund closing prices of the better performing underliers on the relevant calculation day are greater than their starting prices.  As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the fund closing price of the lowest performing underlier on the relevant calculation day.  The performance of the better performing underliers is not relevant to your return on the securities.

Example 3. The fund closing price of the lowest performing underlier on the relevant calculation day is greater than or equal to its starting price.  As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	Technology Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$115.00	$105.00	$130.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Performance factor (fund closing price on calculation day divided by starting price):	115.00%	105.00%	130.00%

Step 1: Determine which underlier is the lowest performing underlier on the relevant calculation day.

In this example, the Energy Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing underlier on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing underlier on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date.  On the call settlement date, you would receive $1,010.417 per security.

You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, coupon threshold price, downside threshold price and ending prices for each underlier indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, coupon threshold price or downside threshold price. The hypothetical starting price of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual starting price for any underlier. The actual starting price, coupon threshold price and downside threshold price for each underlier are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the underliers, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing underlier on the final calculation day is greater than its starting price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	Technology Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$145.00	$135.00	$125.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Hypothetical downside threshold price:	$65.00	$65.00	$65.00
Performance factor (ending price divided by starting price):	145.00%	135.00%	125.00%

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day.

In this example, the Consumer Discretionary Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing underlier on the final calculation day.

Since the hypothetical ending price of the lowest performing underlier on the final calculation day is greater than its hypothetical downside threshold price, the maturity payment amount would equal the face amount.  Although the hypothetical ending price of the lowest performing underlier on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing underlier on the final calculation day is greater than its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.

Example 2. The ending price of the lowest performing underlier on the final calculation day is less than its starting price but greater than its downside threshold price and its coupon threshold price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	Technology Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$80.00	$115.00	$110.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Hypothetical downside threshold price:	$65.00	$65.00	$65.00
Performance factor (ending price divided by starting price):	80.00%	115.00%	110.00%

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

In this example, the Technology Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing underlier on the final calculation day.

Since the hypothetical ending price of the lowest performing underlier is less than its hypothetical starting price, but greater than its downside threshold price, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing underlier on the final calculation day is greater than its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.

Example 3. The ending price of the lowest performing underlier on the final calculation day is less than its starting price and its coupon threshold price but greater than its downside threshold price, the maturity payment amount is equal to the face amount of your securities at maturity, but you will not receive a final contingent coupon payment:

	Technology Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$68.00	$115.00	$110.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Hypothetical downside threshold price:	$65.00	$65.00	$65.00
Performance factor (ending price divided by starting price):	68.00%	115.00%	110.00%

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day.

In this example, the Technology Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing underlier on the final calculation day.

Since the hypothetical ending price of the lowest performing underlier is less than its hypothetical starting price and its coupon threshold price, but greater than its downside threshold price, you would receive the face amount of your securities at maturity. However, because the hypothetical ending price of the lowest performing underlier is less than its coupon threshold price, you will not receive a final contingent coupon payment.

Example 4. The ending price of the lowest performing underlier on the final calculation day is less than its downside threshold price, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:

	Technology Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$45.00	$90.00
Hypothetical coupon threshold price:	$70.00	$70.00	$70.00
Hypothetical downside threshold price:	$65.00	$65.00	$65.00
Performance factor (ending price divided by starting price):	120.00%	45.00%	90.00%

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day.

In this example, the Energy Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing underlier on the final calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Since the hypothetical ending price of the lowest performing underlier on the final calculation day is less than its downside threshold price, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing underlier on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending price of the lowest performing underlier on the final calculation day is less than its coupon threshold price, you would not receive a final contingent coupon payment on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any underlier, but will be fully exposed to a decrease in the lowest performing underlier if the ending price of the lowest performing underlier on the final calculation day is less than its downside threshold price, even if the ending prices of the other underliers have appreciated or have not declined below their respective downside threshold price.

To the extent that the starting price, coupon threshold price, downside threshold price and ending price of the lowest performing underlier differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

The Technology Select Sector SPDR® Fund

The shares of the Technology Select Sector SPDR® Fund (the “ETF”) are issued by a series of the Select Sector SPDR® Trust, a registered investment company.  The ETF seeks investment results that correspond generally to the price and yield performance, before expenses, of the Technology Select Sector Index (“the index”).  The ETF trades on the NYSE Arca under the ticker symbol “XLK”.  SSGA Funds Management, Inc. (“SSGA”) currently serves as the investment advisor to the ETF. SSGA employs a replication strategy in seeking to track the index as described under “Replication Strategy” below.

We obtained the following fee information from the SPDR® website, without independent verification.  The investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.03%.  In addition, the ETF has adopted a Distribution and Service Plan pursuant to which payments of up to 0.02% of average daily net assets may be made. The ETF also incurs other operating expenses up to an annual rate of 0.05%. As of December 31, 2022, the gross expense ratio of the ETF was 0.10% per annum.

For additional information regarding the Select Sector SPDR® Trust or SSGA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended September 30, 2022) and other information SPDR® Series Trust files with the SEC. In addition, information regarding the ETF (including the top ten holdings) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® website at spdrs.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement. We have obtained all information about the ETF from the SPDR® website without independent verification.

Investment Objective and Strategy

The ETF seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Technology Select Sector Index, which is comprised of companies in the Information Technology sector. SSGA uses a replication strategy to try to achieve the ETF’s investment objective, which means that the ETF generally invests in substantially all of the securities represented in the index it tracks in approximately the same proportions as the index.  In certain situations or market conditions, the ETF may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the ETF’s investment objective and is in the best interest of the ETF.  For example, if the ETF is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the index that it tracks. Consequently, under such circumstances, such ETF may invest in a different mix of investments than it would under normal circumstances. The ETF is managed with an indexing investment strategy, attempting to track the performance of an unmanaged index of securities, regardless of the current or projected performance of the index or of the actual securities comprising the index.  This differs from an actively managed ETF, which typically seeks to outperform a benchmark index. The ETF’s performance may be less favorable than that of a portfolio managed using an active investment strategy. The structure and composition of the index will affect the performance, volatility and risk of the index and consequently, the performance, volatility and risk of the ETF.

The ETF’s investment strategy and other policies may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Holdings with Weights Equal to or in Excess of 20% of the Technology Select Sector SPDR® Fund as of March 29, 2023

Apple Inc. and Microsoft Corporation are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by these underlier stock issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by each of the above-referenced underlier stock issuers under the Exchange Act can be located by referencing its SEC file number specified below.

The graphs below, except where otherwise indicated, show the daily historical closing prices of Apple Inc. and Microsoft Corporation from January 1, 2018 through March 29, 2023, adjusted for corporate events, if applicable. We obtained the prices in the graphs below using data from Bloomberg Financial Services, without independent verification.  We have taken the descriptions of the underlier stock issuers set forth below from publicly available information without independent verification.

According to publicly available information, Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36743. The daily historical closing prices for Apple Inc. in the graph below have been adjusted for a 4-for-1 stock split that became effective before the market open on August 31, 2020.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Historical Performance of Apple Inc.

200
175
150
125
100
75
50
25
0
Closing Level
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

According to publicly available information, Microsoft Corporation is a technology company. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37845.

Historical Performance of Microsoft Corporation

Closing Level
0
50
100
150
200
250
300
350
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Replication Strategy

The ETF uses a replication strategy to attempt to track the performance of the index.  This strategy involves investing in substantially all of the securities represented in the index in approximately the same proportions as the index.  Under normal market conditions, the ETF generally invests substantially all, but at least 95%, of its total assets in the securities comprising the index.  The ETF will provide shareholders with at least 60 days’ notice prior to any material change in this 95% investment policy. Also, the ETF may lend securities representing up to 40% of the value of the ETF's net assets.

Correlation

Although SSGA seeks to track the performance of the index (i.e., achieve a high degree of correlation with the return of the index), the ETF’s return may not match the return of the index. The ETF incurs a number of operating expenses not applicable to the index and incurs costs in buying and selling securities. In addition, the ETF may not be fully invested at times, generally as a result of cash flows into or out of the ETF or reserves of cash held by the ETF to meet redemptions.

Industry Concentration Policy

The ETF’s assets will generally be concentrated in an industry or group of industries to the extent that the index concentrates in a particular industry or group of industries.  By concentrating its assets in a single industry or group of industries, the ETF is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the ETF to a greater extent than if the ETF’s assets were invested in a wider variety of industries.

The ETF is non-diversified and may invest a larger percentage of its assets in securities of a few issuers or a single issuer than a diversified ETF.  As a result, the ETF’s performance may be disproportionately impacted by the performance of relatively few securities.

Creation Units

Prior to trading in the secondary market, shares of the ETF are issued at net asset value to certain institutional investors (typically market makers or other broker-dealers) only in block-size units, known as creation units, of 50,000 shares or multiples thereof.  As a practical matter, only institutions, market makers or large investors purchase or redeem creation units.  The principal consideration for a specified number of creation units (which may be revised at any time without notice) is a basket of securities and/or cash that constitutes a substantial replication, or a representation, of the securities included in the index.  Except when aggregated in creation units (or upon the liquidation of the ETF), shares of the ETF are not redeemable securities.  There can be no assurance that there will be sufficient liquidity in the public trading market at any time to permit assembly of a creation unit.

Share Prices and the Secondary Market

The trading prices of the ETF’s shares will fluctuate continuously throughout trading hours based on market supply and demand rather than the ETF’s net asset value, which is calculated at the end of each business day. The trading price of the ETF’s shares may deviate significantly from its net asset value during periods of market volatility.

Technology Select Sector Index

The Technology Select Sector Index (Bloomberg symbol, “IXT Index”), which we refer to as the index, is comprised of the constituents of the S&P 500® Index that are assigned to the Global Industry Classification Standard (“GICS®”) Information Technology sector. The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The index and the S&P 500® Index are calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”). Additional information about the Technology Select Sector Index and the S&P 500® Index is available on the following websites: us.spindices.com/indices/equity/technology-select-sector-index and us.spindices.com/indices/equity/sp-500. We are not incorporating by reference the websites or any material they include in this pricing supplement. We have obtained all information about the index from the S&P website without independent verification.

S&P and MSCI Inc. (“MSCI”) jointly developed the GICS® in 1999 to establish a global standard for categorizing companies into sectors and industries. The GICS® classifies companies into four levels of detail: 11 sectors, 24 industry groups, 69 industries and 158 sub-industries. The eleven GICS® sectors are: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate, and Utilities. GICS® was designed to classify a company according to its principal business activity. To make this determination, S&P and MSCI use revenues as a key measure of a company’s business activity. Earnings and market perception, however, are also recognized as important and relevant information for classification purposes and are taken into account during the review process. A company’s classification is reviewed annually at a minimum, and companies are under constant surveillance for corporate actions. The GICS® methodology itself is reviewed annually for changes or additions to the four classification levels.

As of the close of business on September 21, 2018, S&P and MSCI, Inc. updated the GICS® structure. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Media industry continues to consist of the Advertising, Broadcasting, Cable & Satellite and Publishing sub-industries. The Entertainment industry contains the Movies &

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector)), as well as producers of interactive gaming products, including mobile gaming applications). The Interactive Media & Services industry and sub-industry includes companies engaged in content and information creation or distribution through proprietary platforms, where revenues are derived primarily through pay-per-click advertisements, and includes search engines, social media and networking platforms, online classifieds and online review companies.  The Global Industry Classification Sector structure changes were effective for the Technology Select Sector Index as of the open of business on September 24, 2018 to coincide with the September 2018 quarterly rebalancing. As a result of the above changes, certain companies from the Information Technology sector or the former Telecommunication Services sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector. For example, due to the reclassification, Meta Platforms, Inc. (formerly Facebook, Inc.), Alphabet Inc., Verizon Communications Inc., AT&T Inc., Activision Blizzard Inc., Electronic Arts Inc., Twitter Inc., Centurylink Inc. and Take-Two Interactive Software were moved from the Technology Select Sector Index to the Communication Services Select Sector Index, and eBay Inc. was moved from the Technology Select Sector Index to the Consumer Discretionary Select Sector Index.

S&P rebalances the index quarterly after the close of business on the third Friday of March, June, September and December (each, a “rebalancing effective date”). With prices reflected on the second Friday of March, June, September and December, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications to the float-adjusted market capitalization of constituent stocks are made as follows.

If any company has a float-adjusted market capitalization weight greater than 24%, S&P caps that company’s weight at 23%. S&P sets the cap to 23% to allow for a 2% buffer to mitigate against any stock exceeding 25% as of the rebalancing effective date. S&P redistributes all excess weight equally to all uncapped stocks within the index. After this redistribution, if the float-adjusted market capitalization weight of any other stock(s) then breaches 23%, S&P repeats the process iteratively until no stock breaches the 23% weight cap. The sum of the stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. If the rule in the preceding sentence is breached, then S&P ranks all the stocks in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. S&P then reduces the weight of that stock to 4.5%. S&P then redistributes the excess weight proportionally to all stocks with weights below 4.5% and the process is repeated iteratively until the 50% test above is satisfied. As part of the rebalancing process, S&P assigns index share amounts to each constituent stock to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each stock at the rebalancing differs somewhat from these weights due to market movements. If, on the second to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September or December, and membership, shares outstanding and IWFs as of the rebalancing effective date.

Except for the rebalancing process described above and the total return process described below, the index is calculated and maintained on the same basis as the S&P 500® Index, which is described below.

S&P 500® Index

The S&P 500® Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	was first launched on March 4, 1957 based on an initial value of 10 from 1941-1943; and
•	is sponsored by S&P Dow Jones Indices LLC (“S&P”).

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. domiciled equity market.  Although the S&P 500® Index contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the S&P 500® Index prior to July 31, 2017 may be represented by multiple share class lines in the S&P 500® Index.  The S&P 500® Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information about the S&P 500® Index (including the sector weights) is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-500 and spglobal.com. We are not incorporating by reference the websites or any material they include in this pricing supplement.

S&P intends for the S&P 500® Index to provide a performance benchmark for the large-cap U.S. domiciled equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the S&P 500® Index that are employed by S&P include: the company proposed for

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

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addition should have an unadjusted company market capitalization of $12.7 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); the float-adjusted liquidity ratio of the stock (defined as the annual dollar value traded divided by the float-adjusted market capitalization) should be greater than or equal to 0.75 at the time of the addition to the S&P 500® Index and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date (current constituents have no minimum requirement), where the annual dollar value traded is calculated as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date (reduced to the available trading period for IPOs, spin-offs or public companies considered to be U.S. domiciled for index purposes that do not have 365 calendar days of trading history on a U.S. exchange); the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the S&P 500® Index relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (for former SPACs, S&P considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in the S&P 500® Index; spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the S&P 500® Index). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the S&P 500® Index provided they meet the unadjusted company level market capitalization eligibility criteria for the S&P 500® Index. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the S&P 500® Index’s unadjusted company level minimum market capitalization threshold criteria.  Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet all of the eligibility criteria may still be added to the S&P 500® Index at the discretion of the Index Committee if the merger consideration includes the acquiring company issuing stock to target company shareholders, and the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the S&P 500® Index as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.

For constituents included in the S&P 500® Index prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the S&P 500® Index, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions.  It is possible that one listed share class line of a company may be included in the S&P 500® Index while a second listed share class line of the same company is excluded.  For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the S&P 500® Index. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the S&P 500® Index prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the S&P 500® Index. If an S&P 500® Index constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the S&P 500® Index at the discretion of the S&P Index Committee.

Calculation of the Total Return of the Index

The ETF tracks the performance of the total return version of the index and the index is calculated using a base-weighted aggregative methodology. The total return calculation begins with the price return of the index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the S&P 500® Index times the number of shares of such stock included in the S&P 500® Index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the S&P 500® Index.

The S&P 500® Index is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the S&P 500® Index reflects the total market value of all index stocks relative to the index’s base date of 1941-43.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

In addition, the S&P 500® Index is float-adjusted, meaning that the share counts used in calculating the S&P 500® Index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in S&P 500® Index calculations.

The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.

Maintenance of the S&P 500® Index

In order to keep the S&P 500® Index comparable over time S&P engages in an index maintenance process. The S&P 500® Index maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the S&P 500® Index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the S&P 500® Index methodology, at least once within any 12 month period, the S&P Index Committee reviews the S&P 500® Index methodology to ensure the S&P 500® Index continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the S&P 500® Index, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the S&P 500® Index. Set forth below under “Adjustments for Corporate Actions” is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event. In order that the level of the S&P 500® Index not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P generally derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the S&P 500® Index’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Accelerated Implementation Rule

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Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

(a)	at least US $150 million, and
(b)	at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once the final results are publicly announced and verified by S&P.

For companies with multiple share class lines, the criteria specified above apply to each individual multiple share class line rather than total company shares.

Exception to the Accelerated Implementation Rule

For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.

Any non-fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalancing.

All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.

Announcement Policy

For accelerated implementation, S&P will generally provide two (2) business days’ notice for all non-U.S. listed stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all non-depositary receipt U.S. listed stocks.

IWF Updates

Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless of whether there is an associated share change.

Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period

A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-

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forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e. the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the S&P 500® Index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the S&P 500® Index from changing as a result of the corporate action. This helps ensure that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index.

Spin-Offs

As a general policy, a spin-off security is added to the S&P 500® Index on the ex-date at a price of zero (with no divisor adjustment) and will remain in the S&P 500® Index for at least one trading day. The spin-off security will remain in the S&P 500® Index if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the S&P 500® Index, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Companies that are spun off from a constituent of the S&P 500® Index do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the Index Committee, a spin-off company may be retained in the S&P 500® Index if the Index Committee determines it has a total market capitalization representative of the S&P 500® Index. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the S&P 500® Index but there are other constituent companies in the S&P 500® Index that have a significantly lower total market capitalization than the spin-off company, the Index Committee may decide to retain the spin-off company in the S&P 500® Index.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Any company that is removed from the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the S&P 500® Index.

Recalculation Policy

S&P reserves the right to recalculate and republish the S&P 500® Index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the S&P 500® Index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from a recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the S&P 500® Index is recalculated.  In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the S&P 500® Index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the S&P 500® Index following specified guidelines. In the event that the S&P 500® Index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the S&P 500® Index are calculated by S&P based on the closing price of the individual constituents of the S&P 500® Index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spglobal.com indicating any changes to the prices used in S&P 500® Index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the S&P 500® Index. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(i)

If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

(i)

If exchanges indicate that trading will not resume for a given day, the S&P 500® Index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday S&P 500® Index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

License Agreement between S&P and GS Finance Corp.

SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500® Index to track general market performance. S&P Dow Jones Indices’ only relationship to Goldman with respect to the S&P 500® Index is the licensing of the S&P 500® Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Goldman or the securities. S&P Dow Jones Indices have no obligation to take the needs of Goldman or the owners of the securities into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P 500® Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY GOLDMAN, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND GOLDMAN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving any contingent coupon payments or receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from September 24, 2018 through March 29, 2023. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Technology Select Sector SPDR® Fund*

* We are not providing the historical closing prices of the underlier prior to September 24, 2018, the date GICS® structure changes were effective for the Technology Select Sector Index. Before the changes to the GICS® were implemented, the Technology Select Sector Index was designed to measure the performance of the companies assigned to the Information Technology sector and Telecommunication Services sector. After the changes to GICS® were implemented, the Technology Select Sector Index was reconstituted so that it now measures the performance of the companies assigned to the Information Technology sector only. Moreover, a number of companies from the Information Technology sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector and consequently removed from the Technology Select Sector Index and the underlier. As a result, the performance of the underlier prior to the reconstitution of the Technology Select Sector Index might have been meaningfully different had it tracked the reconstituted Technology Select Sector Index at that time

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

The Energy Select Sector SPDR® Fund

The shares of the Energy Select Sector SPDR® Fund (the “ETF”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

•	The ETF seeks investment results that correspond generally to the price and yield performance, before expenses, of the Energy Select Sector Index (the “index”).
•	The ETF’s investment advisor is SSGA Funds Management, Inc. (“SSGA”).
•	The ETF trades on the NYSE Arca under the ticker symbol “XLE”.
•	The trust’s SEC CIK Number is 0001064641.
•	The ETF’s inception date was December 16, 1998.
•	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

We obtained the following fee information from the SPDR® website, without independent verification.  The investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.03%. In addition, the ETF has adopted a Distribution and Service Plan pursuant to which payments of up to 0.02% of average daily net assets may be made. The ETF also incurs other operating expenses up to an annual rate of 0.05%. As of December 31, 2022 the gross expense ratio of the ETF was 0.10% per annum.

For additional information regarding the Select Sector SPDR® Trust or SSGA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended September 30, 2022) and other information SPDR® Series Trust files with the SEC.  In addition, information regarding the ETF (including the top ten holdings and weights), may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® website at ssga.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement. We have obtained all information about the ETF from the SPDR® website without independent verification.

Investment Objective and Strategy

The ETF seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index. SSGA uses a replication strategy to try to achieve the ETF’s investment objective, which means that the ETF generally invests in substantially all of the securities represented in the index it tracks in approximately the same proportions as the index.  In certain situations or market conditions, the ETF may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the ETF’s investment objective and is in the best interest of the ETF.  For example, if the ETF is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the index that it tracks. Consequently, under such circumstances, such ETF may invest in a different mix of investments than it would under normal circumstances. The ETF is managed with an indexing investment strategy, attempting to track the performance of an unmanaged index of securities, regardless of the current or projected performance of the index or of the actual securities comprising the index.  This differs from an actively managed ETF, which typically seeks to outperform a benchmark index. The ETF’s performance may be less favorable than that of a portfolio managed using an active investment strategy. The structure and composition of the index will affect the performance, volatility and risk of the index and consequently, the performance, volatility and risk of the ETF.

The ETF’s investment strategy and other policies may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Holdings with Weights Equal to or in Excess of 20% of the Energy Select Sector SPDR® Fund as of March 29, 2023

Exxon Mobil Corporation and Chevron Corporation are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by these underlier stock issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by each of the above-referenced underlier stock issuers under the Exchange Act can be located by referencing its SEC file number specified below.

The graphs below show the daily historical closing prices of Exxon Mobil Corporation and Chevron Corporation from January 1, 2018 through March 29, 2023. We obtained the prices in the graphs below using data from Bloomberg Financial Services, without independent verification.  We have taken the descriptions of the underlier stock issuers set forth below from publicly available information without independent verification.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

According to publicly available information, Exxon Mobil Corporation explores and produces crude oil and natural gas, manufactures petroleum products and transports and sells crude oil, natural gas and petroleum products. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-02256.

Historical Performance of Exxon Mobil Corporation

120
100
80
60
40
20
0
Closing Level
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

According to publicly available information, Chevron Corporation, through its subsidiaries and affiliates, is engaged in energy and chemicals operations. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 001-00368.

Historical Performance of Chevron Corporation

Closing Level
200
175
150
125
100
75
50
25
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Replication Strategy

The ETF uses a replication strategy to attempt to track the performance of the index.  This strategy involves investing in substantially all of the securities represented in the index in approximately the same proportions as the index.  Under normal market conditions, the ETF generally invests substantially all, but at least 95%, of its total assets in the securities comprising the index.  The ETF will provide shareholders with at least 60 days’ notice prior to any material change in this 95% investment policy. Also, the ETF may lend securities representing up to 40% of the value of the ETF's net assets.

Correlation

Although SSGA seeks to track the performance of the index (i.e., achieve a high degree of correlation with the return of the index), the ETF’s return may not match the return of the index. The ETF incurs a number of operating expenses not applicable to the index and incurs costs in buying and selling securities. In addition, the ETF may not be fully invested at times, generally as a result of cash flows into or out of the ETF or reserves of cash held by the ETF to meet redemptions.

Industry Concentration Policy

The ETF’s assets will generally be concentrated in an industry or group of industries to the extent that the index concentrates in a particular industry or group of industries.  By concentrating its assets in a single industry or group of industries, the ETF is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the ETF to a greater extent than if the ETF’s assets were invested in a wider variety of industries.

The ETF is non-diversified and may invest a larger percentage of its assets in securities of a few issuers or a single issuer than a diversified ETF.  As a result, the ETF’s performance may be disproportionately impacted by the performance of relatively few securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Creation Units

Prior to trading in the secondary market, shares of the ETF are issued at net asset value to certain institutional investors (typically market makers or other broker-dealers) only in block-size units, known as creation units, of 50,000 shares or multiples thereof.  As a practical matter, only institutions, market makers or large investors purchase or redeem creation units.  The principal consideration for a specified number of creation units (which may be revised at any time without notice) is a basket of securities and/or cash that constitutes a substantial replication, or a representation, of the securities included in the index.  Except when aggregated in creation units (or upon the liquidation of the ETF), shares of the ETF are not redeemable securities.  There can be no assurance that there will be sufficient liquidity in the public trading market at any time to permit assembly of a creation unit.

Share Prices and the Secondary Market

The trading prices of the ETF’s shares will fluctuate continuously throughout trading hours based on market supply and demand rather than the ETF’s net asset value, which is calculated at the end of each business day. The trading price of the ETF’s shares may deviate significantly from its net asset value during periods of market volatility.

Energy Select Sector Index

The Energy Select Sector Index (Bloomberg symbol, “IXE Index”), which we refer to as the index, is comprised of the constituents of the S&P 500® Index that are assigned to the Global Industry Classification Standard (“GICS®”) Energy sector.  The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy.  The index and the S&P 500® Index are calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”). Additional information about the Energy Select Sector Index and the S&P 500® Index is available on the following websites: spglobal.com/spdji/en/indices/equity/energy-select-sector-index and spglobal.com/spdji/en/indices/equity/sp-500. We are not incorporating by reference the websites or any material they include in this pricing supplement. We have obtained all information about the index from the S&P website without independent verification.

S&P and MSCI Inc. (“MSCI”) jointly developed the GICS® in 1999 to establish a global standard for categorizing companies into sectors and industries. The GICS® classifies companies into four levels of detail: 11 sectors, 24 industry groups, 69 industries and 158 sub-industries. The eleven GICS® sectors are: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate and Utilities. GICS® was designed to classify a company according to its principal business activity. To make this determination, S&P and MSCI use revenues as a key measure of a company’s business activity. Earnings and market perception, however, are also recognized as important and relevant information for classification purposes and are taken into account during the review process. A company’s classification is reviewed annually at a minimum, and companies are under constant surveillance for corporate actions. The GICS® methodology itself is reviewed annually for changes or additions to the four classification levels.

S&P rebalances the index quarterly after the close of business on the third Friday of March, June, September and December (each, a “rebalancing effective date”). With prices reflected on the second Friday of March, June, September and December, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications to the float-adjusted market capitalization of constituent stocks are made as follows.

If any company has a float-adjusted market capitalization weight greater than 24%, S&P caps that company’s weight at 23%. S&P sets the cap to 23% to allow for a 2% buffer to mitigate against any stock exceeding 25% as of the rebalancing effective date. S&P redistributes all excess weight equally to all uncapped stocks within the index. After this redistribution, if the float-adjusted market capitalization weight of any other stock(s) then breaches 23%, S&P repeats the process iteratively until no stock breaches the 23% weight cap. The sum of the stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. If the rule in the preceding sentence is breached, then S&P ranks all the stocks in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. S&P then reduces the weight of that stock to 4.5%. S&P then redistributes the excess weight proportionally to all stocks with weights below 4.5% and the process is repeated iteratively until the 50% test above is satisfied. As part of the rebalancing process, S&P assigns index share amounts to each constituent stock to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each stock at the rebalancing differs somewhat from these weights due to market movements. If, on the second to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September or December, and membership, shares outstanding and IWFs as of the rebalancing effective date.

Except for the rebalancing process described above and the total return process described below, the index is calculated and maintained on the same basis as the S&P 500® Index, which is described below.

The ETF tracks the performance of the total return version of the index. A total return index represents the total return earned in a portfolio that tracks the price index and reinvests dividend income in the overall index, not in the specific stock paying the dividend. The difference between the price return calculation and the total return calculation is that, with respect to the price return calculation,

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

changes in the index level reflect changes in stock prices, whereas with respect to the total return calculation of the index, changes in the index level reflect both movements in stock prices and the reinvestment of dividend income. Notwithstanding the ETF’s investment objective, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.

S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy.

For information about the construction, calculation methodology and maintenance of the index, please see “The Technology Select Sector SPDR® Fund — S&P 500® Index” on page PS-28 of this pricing supplement.

“SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving any contingent coupon payments or receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 1, 2018 through March 29, 2023. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Energy Select Sector SPDR® Fund

Closing Level
100
80
60
40
20
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

The Consumer Discretionary Select Sector SPDR® Fund

The shares of the Consumer Discretionary Select Sector SPDR® Fund (the “ETF”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

•	The ETF seeks investment results that correspond generally to the price and yield performance, before expenses, of the Consumer Discretionary Select Sector Index (the “index”).
•	The ETF’s investment advisor is SSGA Funds Management, Inc. (“SSGA”).
•	The ETF trades on the NYSE Arca under the ticker symbol “XLY”.
•	The trust’s SEC CIK Number is 0001064641.
•	The ETF’s inception date was December 16, 1998.
•	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

We obtained the following fee information from the SPDR® website, without independent verification.  The investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.03%. In addition, the ETF has adopted a Distribution and Service Plan pursuant to which payments of up to 0.02% of average daily net assets may be made. The ETF also incurs other operating expenses up to an annual rate of 0.05%. As of December 31, 2022 the gross expense ratio of the ETF was 0.10% per annum.

For additional information regarding the Select Sector SPDR® Trust or SSGA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended September 30, 2022) and other information SPDR® Series Trust files with the SEC.  In addition, information regarding the ETF (including the top ten holdings and weights), may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® website at ssga.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement. We have obtained all information about the ETF from the SPDR® website without independent verification.

Investment Objective and Strategy

The ETF seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Consumer Discretionary Select Sector Index. SSGA uses a replication strategy to try to achieve the ETF’s investment objective, which means that the ETF generally invests in substantially all of the securities represented in the index it tracks in approximately the same proportions as the index.  In certain situations or market conditions, the ETF may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the ETF’s investment objective and is in the best interest of the ETF.  For example, if the ETF is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the index that it tracks. Consequently, under such circumstances, such ETF may invest in a different mix of investments than it would under normal circumstances. The ETF is managed with an indexing investment strategy, attempting to track the performance of an unmanaged index of securities, regardless of the current or projected performance of the index or of the actual securities comprising the index.  This differs from an actively managed ETF, which typically seeks to outperform a benchmark index. The ETF’s performance may be less favorable than that of a portfolio managed using an active investment strategy. The structure and composition of the index will affect the performance, volatility and risk of the index and consequently, the performance, volatility and risk of the ETF.

The ETF’s investment strategy and other policies may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Holdings with Weights Equal to or in Excess of 20% of the Consumer Discretionary Select Sector SPDR® Fund as of March 29, 2023

Amazon.com, Inc. is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by this underlier stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the above-referenced underlier stock issuer under the Exchange Act can be located by referencing its SEC file number specified below.

The graph below shows the daily historical closing prices of Amazon.com, Inc. from January 1, 2018 through March 29, 2023. We obtained the prices in the graph below using data from Bloomberg Financial Services, without independent verification.  We have taken the description of the underlier stock issuer set forth below from publicly available information without independent verification.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

According to publicly available information, Amazon.com, Inc. is an e-commerce company. Information filed with the SEC by the underlier stock issuer under the Exchange Act can be located by referencing its SEC file number 000-22513. The daily historical closing prices for Amazon.com, Inc. in the graph below have been adjusted for a 20-for-1 stock split that became effective before the market open on June 6, 2022.

Historical Performance of Amazon.com, Inc.

Closing Level
200
175
150
125
100
75
50
25
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Replication Strategy

The ETF uses a replication strategy to attempt to track the performance of the index.  This strategy involves investing in substantially all of the securities represented in the index in approximately the same proportions as the index.  Under normal market conditions, the ETF generally invests substantially all, but at least 95%, of its total assets in the securities comprising the index.  The ETF will provide shareholders with at least 60 days’ notice prior to any material change in this 95% investment policy. Also, the ETF may lend securities representing up to 40% of the value of the ETF's net assets.

Correlation

Although SSGA seeks to track the performance of the index (i.e., achieve a high degree of correlation with the return of the index), the ETF’s return may not match the return of the index. The ETF incurs a number of operating expenses not applicable to the index and incurs costs in buying and selling securities. In addition, the ETF may not be fully invested at times, generally as a result of cash flows into or out of the ETF or reserves of cash held by the ETF to meet redemptions.

Industry Concentration Policy

The ETF’s assets will generally be concentrated in an industry or group of industries to the extent that the index concentrates in a particular industry or group of industries.  By concentrating its assets in a single industry or group of industries, the ETF is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the ETF to a greater extent than if the ETF’s assets were invested in a wider variety of industries.

The ETF is non-diversified and may invest a larger percentage of its assets in securities of a few issuers or a single issuer than a diversified ETF.  As a result, the ETF’s performance may be disproportionately impacted by the performance of relatively few securities.

Creation Units

Prior to trading in the secondary market, shares of the ETF are issued at net asset value to certain institutional investors (typically market makers or other broker-dealers) only in block-size units, known as creation units, of 50,000 shares or multiples thereof.  As a practical matter, only institutions, market makers or large investors purchase or redeem creation units.  The principal consideration for a specified number of creation units (which may be revised at any time without notice) is a basket of securities and/or cash that constitutes a substantial replication, or a representation, of the securities included in the index.  Except when aggregated in creation units (or upon the liquidation of the ETF), shares of the ETF are not redeemable securities.  There can be no assurance that there will be sufficient liquidity in the public trading market at any time to permit assembly of a creation unit.

Share Prices and the Secondary Market

The trading prices of the ETF’s shares will fluctuate continuously throughout trading hours based on market supply and demand rather than the ETF’s net asset value, which is calculated at the end of each business day. The trading price of the ETF’s shares may deviate significantly from its net asset value during periods of market volatility.

Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index (Bloomberg symbol, “IXY Index”), which we refer to as the index, is comprised of the constituents of the S&P 500® Index that are assigned to the Global Industry Classification Standard (“GICS®”) Consumer Discretionary sector.  The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy.  The index and the S&P 500® Index are calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”). Additional information about the Consumer Discretionary Select Sector Index and the S&P 500® Index is available on the following websites: spglobal.com/spdji/en/indices/equity/consumer-discretionary-select-sector-index and spglobal.com/spdji/en/indices/equity/sp-500. We are not incorporating by reference the websites or any material they include in this pricing supplement. We have obtained all information about the index from the S&P website without independent verification.

S&P and MSCI Inc. (“MSCI”) jointly developed the GICS® in 1999 to establish a global standard for categorizing companies into sectors and industries. The GICS® classifies companies into four levels of detail: 11 sectors, 24 industry groups, 69 industries and 158 sub-industries. The eleven GICS® sectors are: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate and Utilities. GICS® was designed to classify a company according to its principal business activity. To make this determination, S&P and MSCI use revenues as a key measure of a company’s business activity. Earnings and market perception, however, are also recognized as important and relevant information for classification purposes and are taken into account during the review process. A company’s classification is reviewed annually at a minimum, and companies are under constant surveillance for corporate actions. The GICS® methodology itself is reviewed annually for changes or additions to the four classification levels.

S&P rebalances the index quarterly after the close of business on the third Friday of March, June, September and December (each, a “rebalancing effective date”). With prices reflected on the second Friday of March, June, September and December, adjusted for any

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

applicable corporate actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications to the float-adjusted market capitalization of constituent stocks are made as follows.

If any company has a float-adjusted market capitalization weight greater than 24%, S&P caps that company’s weight at 23%. S&P sets the cap to 23% to allow for a 2% buffer to mitigate against any stock exceeding 25% as of the rebalancing effective date. S&P redistributes all excess weight equally to all uncapped stocks within the index. After this redistribution, if the float-adjusted market capitalization weight of any other stock(s) then breaches 23%, S&P repeats the process iteratively until no stock breaches the 23% weight cap. The sum of the stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. If the rule in the preceding sentence is breached, then S&P ranks all the stocks in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. S&P then reduces the weight of that stock to 4.5%. S&P then redistributes the excess weight proportionally to all stocks with weights below 4.5% and the process is repeated iteratively until the 50% test above is satisfied. As part of the rebalancing process, S&P assigns index share amounts to each constituent stock to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each stock at the rebalancing differs somewhat from these weights due to market movements. If, on the second to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September or December, and membership, shares outstanding and IWFs as of the rebalancing effective date.

Except for the rebalancing process described above and the total return process described below, the index is calculated and maintained on the same basis as the S&P 500® Index, which is described below.

The ETF tracks the performance of the total return version of the index. A total return index represents the total return earned in a portfolio that tracks the price index and reinvests dividend income in the overall index, not in the specific stock paying the dividend. The difference between the price return calculation and the total return calculation is that, with respect to the price return calculation, changes in the index level reflect changes in stock prices, whereas with respect to the total return calculation of the index, changes in the index level reflect both movements in stock prices and the reinvestment of dividend income. Notwithstanding the ETF’s investment objective, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.

S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy.

For information about the construction, calculation methodology and maintenance of the index, please see “The Technology Select Sector SPDR® Fund — S&P 500® Index” on page PS-28 of this pricing supplement.

“SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or its underlier stocks will result in you receiving any contingent coupon payments or receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 1, 2018 through March 29, 2023. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Consumer Discretionary Select Sector SPDR® Fund

Closing Level
200
150
100
50
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin LLP that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●	a dealer in securities or currencies;
●	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●	a bank;
●	a life insurance company;
●	a tax exempt organization;
●	a partnership;
●	a regulated investment company;
●	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●	a person that owns a security as a hedge or that is hedged against interest rate risks;
●	a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
●	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your securities and you are:

●	a citizen or resident of the United States;
●	a domestic corporation;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. By purchasing the securities you agree— in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as income-bearing pre-paid derivative contracts in respect of the underliers. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding any amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is possible that the Internal Revenue Service could assert that your securities should generally be characterized as described above, except that (1) the gain you recognize upon the sale, exchange, redemption or maturity of your securities should be treated as ordinary income or (2) you should not include the coupon payments in income as you receive them but instead you should reduce your basis in your securities  by the amount of coupon payments that you receive. It is also possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you different from those described above.

It is also possible that the Internal Revenue Service could seek to characterize your securities as notional principal contracts.  It is also possible that the coupon payments would not be treated as either ordinary income or interest for U.S. federal income tax purposes, but instead would be treated in some other manner.

You should consult your tax advisor as to possible alternative characterizations of your securities  for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of instruments such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

●	a nonresident alien individual;
●	a foreign corporation; or
●	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

Because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the securities  is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-United States holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the coupon payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-United States holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we, or the applicable withholding agent, will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities at maturity or upon acceleration should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underliers during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any coupon payment or the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-41 of the accompanying product supplement and “Plan of Distribution - Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $10,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive the underwriting discount of 2.325% of the aggregate face amount of the securities sold ($23.25 per $1,000 face amount of securities). The agent may resell the securities to Wells Fargo Advisors (“WFA”) at the original offering price of the securities less a concession of 1.75% of the aggregate face amount of the securities ($17.50 per $1,000 face amount of securities). In addition to the selling concession received by WFA, WFS advises that WFA will also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a security WFA sells ($0.75 per $1,000 face amount of securities).  In addition, in respect of certain securities sold in this offering, GS&Co. may pay a fee of up to 0.35% of the aggregate face amount of the securities sold (up to $3.50 per $1,000 face amount of securities) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

For information related to hedging activities, see “Additional Risk Factors Specific To Your Securities —Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the securities. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due March 27, 2026

Validity of the Securities and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 18, 2023, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 18, 2023.